Exhibit 99.1

ALSP Orchid Acquisition Corporation I Announces it Will Redeem its Public Shares and Will Not Consummate an Initial Business Combination

SEATTLE, WA, November 8, 2023 — ALSP Orchid Acquisition Corporation I (Nasdaq: ALOR) (the “Company” or “ALSP Orchid”) announced today that it will redeem all of its outstanding Class A ordinary shares (the “Public Shares”), effective as of the close of business on November 14, 2023 or as soon as possible thereafter because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Articles and in the Company’s registration statement on Form S-1 (Registration No. 333-260709), as filed with the United States Securities and Exchange Commission (the “Commission”), declared effective on November 18, 2021, if the Company is unable to complete an initial business combination within 15 months of the Company’s initial public offering (the “IPO”, which deadline was subsequently extended to 21 months at the extraordinary general meeting held by the Company on February 17th, 2023 (the “Extension meeting”) and then further extended by depositing $0.10 per public share into the trust account on August 17, 2023, in each case in accordance with the Articles, and the expiration date of such period, the “Deadline”), the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less taxes payable and up to US$100,000 of accrued interest to pay dissolution expenses), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors, and in all cases subject to the other requirements of applicable law.

The per-share redemption price for the Public Shares will be approximately $10.86 (the “Redemption Amount”). The balance of the Trust Account as of October 31, 2023 was approximately $21,784,327, which includes approximately $1,222,159 in interest and dividend income (such amount equal to the excess of the cash held in the Trust Account over (i) $20,362,535.40 in funds deposited into the Trust Account following the IPO in respect of the 1,996,327 Public Shares not redeemed in connection with the Extension Meeting plus $199,632.70 deposited in the Trust Account in connection with the extension of the Deadline from August 23, 2023 to November 23, 2023). In accordance with the terms of the Articles and the investment management trust agreement between the Company and the trustee of the Trust Account, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses, and any amounts necessary to satisfy our obligations under Cayman Islands law, or other applicable law, to provide for claims of creditors.

As of the close of business on November 14, 2023 or as soon as possible thereafter, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Public Shares upon delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor, ALSP Orchid Sponsor LLC (the “Sponsor”), has waived its redemption rights with respect to the outstanding Class B ordinary shares purchased prior to the IPO and the Class A ordinary shares that form part of the units purchased by the Sponsor in a private placement that occurred substantially simultaneously with the IPO. After November 14, 2023 or as soon as possible thereafter, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company will file a Form 25 with the Commission in order to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of the Company’s securities under the Securities Exchange Act of 1934, as amended.

Cautionary Note Concerning Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and cash held in the Trust Account and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.